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                                                                    EXHIBIT 23.6

                          CONSENT OF BILL MITTS, INC.

I consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of American Tower Corporation and to the inclusion therein of our report dated May 8, 1997 with respect to the statements of earnings, changes in stockholders' equity and cash flows of Novak & Lackey Construction Co., Inc. as of June 30, 1996.

                                          /s/ Bill Mitts, Inc.

Oklahoma City, Oklahoma
January 19, 1999